ITEM 77:  ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Series: JNL/Eagle Core Equity Series
Security: Paradyne Networks
Date of Purchase: 7/16/99
Amount of Purchase: $10,000
Purchase price: $17.00
Purchased from: DLJI
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Paradyne Networks
Date of Purchase: 7/16/99
Amount of Purchase: $127,500 (DLJI) & $3,400 (Dain Rauscher)
Purchase price: $17.00
Purchased from: DLJI/Dain Rauscher
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: JFAX.com, Inc.
Date of Purchase: 7/22/99
Amount of Purchase: $9,500
Purchase price: $9.50
Purchased from: Robinson Stephens
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Focal Communications
Date of Purchase: 7/28/99
Amount of Purchase: $65,000
Purchase price: $13.00
Purchased from: Salomon Smith Barney
Affiliated Underwriter: Raymond James & Assoc.

Series: Lazard/JNL Small Cap Value Series
Security: American National Can Group
Date of Purchase: 7/28/99
Amount of Purchase: $32,300
Purchase price: $17.00
Purchased from: CS First Boston
Affiliated Underwriter:  Lazard Freres & Co. LLC

Series: JNL/Eagle Core Equity Series
Security: Lennox International
Date of Purchase: 7/29/99
Amount of Purchase: $281,250
Purchase price: $18.75
Purchased from: MSCO
Affiliated Underwriter: Raymond James & Assoc.





Series: T. Rowe Price/JNL International Equity Investment Series
Security: ICIC Limited (American Depository Shares)
Date of Purchase: 9/25/99
Amount of Purchase: $50,852.20
Purchase price: $9.80
Purchased from: Merrill Lynch
Affiliated Underwriter: Jardine Fleming

Series: JNL/Eagle SmallCap Equity Series
Security: Paradyne Networks
Date of Purchase: 9/29/99
Amount of Purchase: $1,023,000
Purchase price: $31.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Digital Insight
Date of Purchase: 10/1/99
Amount of Purchase: $30,000
Purchase price: $15.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Raymond James & Assoc.

Series: T. Rowe Price/JNL International Equity Investment Series
Security: Telstra Corporation Limited
Date of Purchase: 10/18/99
Amount of Purchase: US$30,780.72
Purchase price: AU$4.75
Purchased from: Credit Suisse First Boston
Affiliated Underwriter: Jardine Fleming

Series: JNL/Eagle SmallCap Equity Series
Security: Radio Unica Communications
Date of Purchase: 10/19/99
Amount of Purchase: $120,000
Purchase price: $16.00
Purchased from: Salomon Smith Barney
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Sycamore Networks, Inc.
Date of Purchase: 10/22/99
Amount of Purchase: $11,400
Purchase price: $38.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Triton PCS holdings, Inc.
Date of Purchase: 10/28/99
Amount of Purchase: $18,000
Purchase price: $18.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Raymond James & Assoc.

Series: Salomon Brothers/JNL Global Bond Series
Security: Sprint Capital Corp.
Date of Purchase: 11/9/99
Amount of Purchase: $350,000
Purchase price: $99.884
Purchased from: Lehman Brothers
Affiliated Underwriter: Salomon Smith Barney

Series: Goldman Sachs/JNL Growth & Income Series
Security: United Parcel Services, Inc.
Date of Purchase: 11/10/99
Amount of Purchase: $50,000
Purchase price: $50.00
Purchased from: Bear Stearns, Salomon Smith Barney, Morgan Stanley, Credit Suisse First Boston
Affiliated Underwriter: Goldman Sachs

Series: JNL/Eagle Core Equity Series
Security: United Parcel Service
Date of Purchase: 11/10/99
Amount of Purchase: $125,000
Purchase price: $50.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Phone.com
Date of Purchase: 11/17/99
Amount of Purchase: $148,500
Purchase price: $135.00
Purchased from: First Boston
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Cacheflow Inc.
Date of Purchase: 11/19/99
Amount of Purchase: $24,000
Purchase price: $24.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle Core Equity Series
Security: Espeed Inc.

Date of Purchase: 12/10/99
Amount of Purchase: $61,600
Purchase price: $22.00
Purchased from: SG Warburg
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: GRIC Communications
Date of Purchase: 12/15/99
Amount of Purchase: $135,800
Purchase price: $14.00
Purchased from: Oppenheimer
Affiliated Underwriter: Raymond James & Assoc.

Series: JNL/Eagle SmallCap Equity Series
Security: Xpedior Inc.
Date of Purchase: 12/16/99
Amount of Purchase: $140,600
Purchase price: $19.00
Purchased from: Donaldson, Lufkin, Jenrette
Affiliated Underwriter: Raymond James & Assoc.

For all transactions listed, the determination described in paragraph (h)(3) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.